Flora Growth Corp. Announces Pricing of $2.7 Million Registered Direct Offering and Concurrent Private Placement

FORT LAUDERDALE, FLORIDA - September 19, 2023 - Flora Growth Corp. (NASDAQ: FLGC) ("Flora" or the "Company"), a global consumer-packaged goods leader and pharmaceutical distributor serving all 50 states and 28 countries with 20,000+ points of distribution, announced today that it has entered into securities purchase agreements with institutional investors for the purchase and sale of 1,369,000 of the Company's common shares, no par value (the "Common Shares"), pursuant to a registered direct offering, and warrants to purchase up to 1,369,000 Common Shares (the "Warrants") in a concurrent private placement (together with the registered direct offering, the "Offering"). The combined purchase price for one Common Share and one Warrant will be $2.00. The Warrants will have an exercise price of $2.50 per Common Share, will be exercisable six months following the date of issuance and will expire five and one-half years from the initial date of issuance.

The aggregate gross proceeds from the Offering will be approximately $2.7 million before deducting fees and other estimated expenses. The Company expects to use the net proceeds from the Offering (i) to increase operating capacity, (ii) for working capital and (iii) for other general corporate purposes. The Offering is expected to close on or about September 21, 2023, subject to satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the Offering.

The Company has agreed to amend the terms of the warrants issued to certain institutional investors in the November 2021 and December 2022 offerings that are also purchasing shares in this Offering to reduce the exercise price of such warrants to $2.50, effective upon the Closing of the offering. The amended warrants shall expire 5 years from the Closing of the Offering, all other terms remain the same.

The Offering of the Common Shares is being made pursuant to a "shelf" registration statement on Form S-3 (File No. 333-274204) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the "SEC") on September 6, 2023. A prospectus supplement describing the terms of the Offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

The private placement of the common warrants will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. Accordingly, the securities issued in the concurrent private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release is for informational purposes only and shall no constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Flora Growth Corp.

Flora Growth Corp. is a global consumer-packaged goods leader and pharmaceutical distributor serving all 50 states and 28 countries with 20,000+ points of distribution. For more information on Flora, visit www.floragrowth.com.

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Investor Relations:

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Clifford Starke Clifford.Starke@floragrowth.com

Media:

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Cautionary Statement Concerning Forward Looking Statements

This press release contains "forward looking statements," as defined by federal securities laws. Forward-looking statements reflect Flora's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words "believe," "expect," "anticipate," "will," "could," "would," "should," "may," "plan," "estimate," "intend," "predict," "potential," "continue," and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward looking statements are subject to various and risks and uncertainties, including those described under section entitled "Risk Factors" in Flora's Annual Report on Form 10K filed with the SEC on March 31, 2023, as such factors may be updated from time to time in Flora's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Flora's filings with the SEC. While forward looking statements reflect Flora's good faith beliefs, they are not guarantees of future performance. Flora disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based on information currently available to Flora (or to third parties making the forward-looking statements).